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                                                                    Exhibit (10)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated June 15, 2005 in the Registration Statement of UBS Cash Reserves Fund, UBS Liquid Assets Fund, UBS Select Treasury Fund and UBS Select Money Market Fund (four of the Funds comprising the UBS Money Series) (Form N-1A No. 811-08767).


                                                           /s/ ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP



New York, New York
August 25, 2005